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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement Form S-8 of Key3Media Group, Inc. (previously known as ZD Events) of our report dated April 12, 2000, except for the thirteenth paragraph of Note 3, for which the date is April 13, 2000 relating to the combined financial statements of ZD Events, as of December 31, 1999 and for the two years ended December 31, 1999 which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2001